 Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $550,000,000 principal amount of its 3.10% First Mortgage Bonds due 2050 under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-216355-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated August 19, 2019 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$66,188
Services of Independent Registered Public Accounting Firms	55,000
Trustee Fees and Expenses	12,000
Legal Fees and Expenses	40,000
Rating Agency Fees	709,500
Printing and Delivery Expenses	9,000
Miscellaneous Expenses	12,000
Total	$903,688